Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference of our firm under the caption “Experts" and to the incorporation by reference of our report dated December 31, 2019 and 2018 with respect to the consolidated financial statements of MICT, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2019, in this Registration Statement on Form S-3 and related Prospectus of MICT, Inc., and filed with the Securities and Exchange Commission.

/s/ Ziv Haft Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

August 12 ,2020